UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 6, 2008

Date of Report (Date of earliest event reported)

  TRUE PRODUCT ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29249	16-1499611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

      1615 Walnut Street, 3rd Floor

Philadelphia, PA 19103

 (Address of principal executive offices)

(215) 972-1601

(Registrant’s telephone number, including area code)

    _____________________

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective May 6, 2008, the Registrant’s Board of Directors retained the accounting firm of Jewett, Schwartz, Wolfe & Associates (“JSWA”) as its new independent registered public accounting firm to replace Rotenberg & Co., LLP (Rotenberg”).  The primary reason for the change is that JSWA has a working relationship with the Registrant’s current counsel and financial personnel.  Rotenberg has been the Registrant’s independent registered public accounting firm since at least January 24, 2000, and was engaged by one of the prior managements over six years before the Registrant changed its name, ownership, management and business in 2006.

Since the Registrant’s change in control, management, and business in March 2006, as reported in the Registrant’s Form 8-K filed on March 24, 2006, the audit reports of Rotenberg on the Registrant’s financial statements have not contained any adverse opinion or disclaimer of opinion or qualification, and there have not been any disagreements with Rotenberg or any other independent accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Rotenberg, would have caused such entity to make reference to such disagreements in its reports.

Attached as Exhibit 16.1 to this Current Report on Form 8-K is a copy of the letter from Rotenberg dated May 6, 2008 confirming the statements herein.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with Item 601 of Regulation S-B:

EXHIBIT INDEX

Exhibit No.

Description

16.1

Letter dated May 6, 2007 from Rotenberg & Co., LLP verifying disclosures in Registrant’s proposed Form 8-K relating to change in auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 13, 2008

TRUE PRODUCT ID, INC.

By:

/s/ Wilson W. Hendricks III

Name:

  Wilson W. Hendricks III

Title:     Chief Executive Officer